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                                                                   EXHIBIT 10.13

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                           HBC NETWORK, INC. CONTRACT
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ADVERTISER: QUE PASA.COM

SPOT AND ANNOUNCEMENT SCHEDULE:

START DATE: FEBRUARY 15, 1999


                                                                             # OF
     DAYS         TIMES             FREQUENCY AND RATE:                      WEEKS     TOTAL COST
     ----         -----             -------------------                      -----     ----------
   M-SUN          6A-10A            14 X/WK @ $5,300.00                       8       $  593,600

                                    6 X/WK TRAFFIC @ $2,650                   8          127,200

                                    1 X/WK (SUN) READ @ $2,400                8           19,200

   M-F            10A-3P            10 X/WK @ $3,300.00                       8          264,000

   M-F            3P-6P             10 X/WK @ $2750.00                        8          220,000

                                    5 X/WK TRAFFIC @ $1375.00                 8           55,000

   M-F            6P-9P             10 X/WK @ $2,075.00                       8          166,000

   M-F            9P-12M            10 X/WK @ $2,000.00                       8          160,000

                                                 TOTAL INVESTMENT                     $1,605,000

                                                 THIS CONTRACT IS NON-CANCELLABLE



                                   -CONTINUED-

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MEDIA ELEMENTS

M-F 6A-10A                  14 X/WK "LIVE READS", 30 SECONDS

AM/FM STATIONS              7 X/WK TRAFFIC SPONSORSHIP WITH 10 SECOND READ

                            2 "LIVE READS" PER SHOW WITH 1 HOUR SEPERATION.

                            TRAFFIC SPONSORSHIP BETWEEN "READS"

M-F 10A-3P                  10 X/WK "LIVE READS", 30 SECONDS

FM STATIONS ONLY

M-F 3P-6P                   10 X/WK "LIVE READS", 30 SECONDS

FM STATIONS ONLY            5 X/WK TRAFFIC SPONSORSHIP WITH: 10 SECOND READ

                            2 X/DAY FROM 3 X/DAY TRAFFIC SPONSORSHIP

                            WOULD BE BETWEEN "READS"

M-F 6P-9P                   10 X/WEEK

AM/FM STATIONS              SPORTS ELEMENTS:    *SCOREBOARDS 1X/D

AM FOR ELEMENTS                                  TRANSACTIONS 1X/D

FM FOR "READS", 30 SECONDS                      *UPDATES 1X/D

                                                *TRIVIA QUIZ 1 X/D


                                CHOOSE 3 ELEMENTS

                                   -CONTINUED-

                                                           Que Pasa.com Contract
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               TERMS AND CONDITIONS OF HBC NETWORK, INC. CONTRACT

    IN CONSIDERATION of the providing of advertising services, production services, or related services by HBC Network Inc. ("Network") now and/or in the future, the undersigned (referred to herein as "Advertiser") agrees and shall be governed by the following:

PAYMENT AND BILLING:

    * The Advertiser shall pay for this first order, as described above, by wire transfer of funds to Network. Thereafter, the Advertiser agrees to pay for broadcasting, at the office of Network or its authorized representative, on or before the fifteenth of the month following that in which the broadcasting is done unless otherwise stipulated on the face of this agreement.

    The terms and conditions set forth herein are in addition to and form a part of the agreement between the Advertiser and the Network for purchase of broadcast time.

    Past due amounts shall accrue interest at the rate of 1.5%, or the maximum rate allowed by law, whichever is less, per month, from the date any such amount becomes past due.

RATES:

    It is understood that this agreement covers Network facilities only. It is further understood that failure of Advertiser to furnish approved advertising copy or spots as provided herein or failure to occupy leased time for any reason, shall not relieve Advertiser's obligation to pay for time contracted for.

    Notwithstanding anything to the contrary in this contract or any other agreement between the parties, Network reserves the right to increase any of its rates and charges, including charges set forth on the face hereof, by public announcement of a new rate card, but no increase shall be applicable to broadcast under this contract until expiration of the terms of this contract.

ADVERTISING COPY:

    It is understood that each of Advertiser's commercials shall be submitted in typewritten form and shall be available for reading and rehearsal by Network at least 72 hours in advance of scheduled airing.

    The Advertiser will hold and save the Network harmless against all liability for libel, slander, illegal competition, or trade practice, infringement or trade marks, trade names, or program titles, violation or right or privacy and infringement of copyrights and proprietary rights resulting from the broadcast of any program material, information or music furnished by the Advertiser.

SUBSTITUTION OF PROGRAM:

    It is understood that advertising copy and programs sponsored by Advertiser shall be subject to requirements of Network and governmental regulation.

    Network shall have the right to cancel any broadcast covered by this contract in order to substitute a program of outstanding public importance. In such case, Network will notify the Advertiser, and the Advertiser and Network will agree on a satisfactory substitute day or time for the broadcast, or, if no such agreement can be reached, the broadcast will be considered as canceled without affecting the rates or rights shown on this contract, provided, however, that Network shall refund Advertiser for the cancelled advertising on a pro rated basis.

*    $1,000,000 Initial Payment 30 days for balance $605,000.

                                                           Que Pasa.com Contract
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ADDITIONAL ELEMENTS INCLUDED:

CALLE OCHO SPONSORSHIP

$150,000 level

Co sponsorship; package to be discussed

NEW YORK

o   SATURDAY NIGHT DANCE PARTY SPONSORSHIP INCLUDES:

o   2 units per hour (10 total)

o   Open and close audio billboards

o   2 mention (on-air) per hour (10 total)

o   9P-2A

o   Exclusivity

o   $4500 per week value

MIAMI

o   SATURDAY NIGHT DANCE PARTY SPONSORSHIP INCLUDES:

o   2 units per hour (6 total)

o   Open and close audio billboards

o   2 mention (on-air) per hour (6 total)

o   1OP-1A

o   Exclusivity

o   $5000 per week value

o   All sports elements discussed

o   Creative fees for Talent


                                                           Que Pasa.com Contract
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INABILITY TO BROADCAST:

    It is understood that in case of mistake or other failure of Network or its component broadcasting facilities which shall prevent or abbreviate Advertiser's time, such Advertiser is to choose, receive and pay for any other equal length of time which has not been contracted for by others. If such rescheduling cannot be accomplished, the missed advertising shall be considered as canceled without affecting the rates or rights shown on this contract, provided, however, that Network shall refund Advertiser for the canceled advertising on a pro rated basis.

GENERAL:

    All commercial programming is subject to the approval of the Network, and the Network, without restriction or liability, reserves the right to reject or cancel any and all contracts with Advertiser, or to refuse to broadcast any part or all of any material which does not, the opinion of the Network, maintain a quality and character creditable alike to the Network and Advertisers, and/or which, in the opinion of the Network, will not be of benefit to either the Advertiser or to the Network. The Advertiser agrees that its announcements shall contain (1) no unwarranted, exaggerated, doubtful or superlative claims, and the Advertiser hereby guarantees as true all claims and statements made in its programs and/or announcements; (2) no ambiguous statements that may be misleading; (3) no infringements of another advertiser's rights through plagiarism or imitation of either idea or copy slant; (4) no reflections on competitors or competitor's goods; (5) no statements or announcements that are slanderous, obscene, profane, vulgar, repulsive or offensive, either in theme or in treatment; (6) no mention by the Advertiser of another generally advertised company or product; and (7) no lottery or drawing contest under any circumstances. The Network shall have and is hereby granted the right, in its uncontrolled discretion, to omit or delete any part of any announcement violating, in its opinion, any of the foregoing regulations or any terms of this agreement.

    Any dispute by Advertiser with any broadcast, commercial announcements, any services provided by Network or the amount charged for the same shall be reported to Network in writing within thirty (30) days from the date of invoice relating to the same, time being of the essence (but any such dispute shall not affect Advertiser's obligation to make payment as set forth above). Failure to report any such dispute with such time shall constitute a waiver of any claim by Advertiser with respect to such dispute.

    The terms and conditions outlined herein shall govern and control all future services, which may be provided by Media Provider from time to time for the Advertiser, unless modified in writing.

    If credit is approved, Network reserves the right to cancel credit at any time with or without notice for whatever reason.

    Advertiser understands that should Advertiser place advertising through an advertising agency (or other third parties) that Advertiser will continue to be responsible to Network for payment of such advertising. In the event an agency requests advertising on behalf of an Advertiser, Advertiser acknowledges its joint and several liability for the payment of such advertising under the terms set forth herein above.

    The failure or delay of the Network to enforce any term or condition of this agreement shall not be construed as a waiver of any right contained herein or of any breach hereof.

                                                           Que Pasa.com Contract
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ACKNOWLEDGED AND AGREED:

Advertiser Quepasa.com
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Date 1-28-99
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Authorized Signature /s/ JEFFREY PETERSON
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Printed Name Jeffrey Peterson
            -----------------------------
Title President, CEO
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HBC Network, Inc. Contract

/s/ McHenry Tichenor

President

                                                           Que Pasa.com Contract
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